Exhibit 10.144

AMENDMENT NO. 10 TO CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 10 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of this 11th day of August, 2016, but effective as of July 29, 2016, by and among TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“TCHI”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.), NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation (formerly known as TCC CM Subco II, Inc.), ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION, LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (each of the foregoing Persons being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.           Pursuant to that certain Credit and Security Agreement dated as of January 22, 2015 by and among Borrowers, Agent and Lenders (as amended by that certain Amendment No. 1 to Credit and Security Agreement and Limited Consent dated as of February 4, 2015, by that certain Amendment No. 2 to Credit and Security Agreement and Limited Consent dated as of April 7, 2015, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Consent dated as of April 30, 2015, by that certain Amendment No. 4 to Credit and Security Agreement and Limited Waiver dated as of June 30, 2015, by that certain Amendment No. 5 to Credit and Security Agreement and Limited Consent dated as of June 30, 2015, by that certain Amendment No. 6 to Credit and Security Agreement, Limited Consent and Limited Waiver dated as of September 9, 2015, by that certain Amendment No. 7 and Joinder Agreement to Credit and Security Agreement dated as of October 5, 2015, by that certain Amendment No. 8 to Credit and Security Agreement dated as of January 28, 2016, by that certain Amendment No. 9 to Credit and Security Agreement dated as of April 5, 2016 and as further amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”), Agent and Lenders agreed to make available to Borrowers a secured revolving credit facility in a principal amount of up to $15,000,000 from time to time (as amended, modified, supplemented, extended and restated from time to time, collectively, the “Loans”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.          Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.          Amendment to Credit Agreement.

(a)         Section 1.1 of the Credit Agreement is hereby amended to amend and restate the defined terms “Adjusted EBITDA,” Little Harbor Debt” and “Permitted Debt” in their entirety, respectively, as follows:

“Adjusted EBITDA” means EBITDA plus any expenses relating to Acquisitions through the end of Fiscal Year 2015, plus severance payments and other costs relating to permanent headcount reductions, all as determined by GAAP, plus a one-time addback for a non-recurring lease payment to be made in order to terminate the Florida Lease of up to $2,000,000, which termination of the Florida Lease will be on terms and conditions satisfactory to the Agent.

“Little Harbor Debt” means the “Subordinated Debt” (as that term is defined in the Subordination Agreement (Little Harbor) and the “Subordinated Loans” (as that term is defined in the July 2016 Subordination Agreement (Little Harbor).

“Permitted Debt” means: (a) Borrowers’ and its Subsidiaries’ Debt to Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt with respect to equipment, Debt listed on Schedule 5.1, and such other Debt (other than the Essex Lease) not to exceed $3,000,000 at any time (whether in the form of a loan or a Capital Lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 and any Refinancing Debt with respect thereto; (e) Debt in the form of insurance premiums financed through the applicable insurance company; (f) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (g) Subordinated Debt (for the avoidance of doubt, including the Golisano Holdings Debt, Great Harbor Debt, Little Harbor Debt and JL US Debt), (h) the Essex Lease; (i) the Nutricap Seller Notes; (j) the JL Properties Reimbursement Agreement; and (k) the DVA Note, to the extent issued in accordance with the terms of the DVA Put Agreement.

(b)         Section 1.1 of the Credit Agreement is hereby amended to add the defined term “July 2016 Subordination Agreement (Little Harbor)” in its alphabetical order as follows:

“July 2016 Subordination Agreement (Little Harbor)” means the Subordination Agreement dated as of July 21, 2016 between Agent and Little Harbor, LLC, a Nevada limited liability company, and acknowledged by Borrowers, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(c)         Section 6.1 of the Credit Agreement is hereby amended to add the defined term “Minimum Liquidity” in its alphabetical order as follows:

“Minimum Liquidity” means the sum of Revolving Loan Availability plus cash and cash equivalents that are (a) owned by any Borrower, and (b) not subject to any Lien other than a Lien in favor of Agent, excluding, however, any cash and cash equivalents in a specified amount pledged to or held by Agent to secure a specified Obligation in that amount. For the avoidance of doubt, cash and cash equivalents that in accordance with this Agreement secure the Loans generally are not excluded except to the extent so specified.

(d)         Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Minimum Adjusted EBITDA. Commencing with the quarter ending September 30, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any measurement period set forth below, permit the Adjusted EBITDA for such measurement period to be less than the amount set forth in the table below opposite such measurement period; provided, however, if (i) no Event of Default exists and (ii) the Fixed Charge Coverage Ratio, as determined in Section 6.3, exceeds 1.00x for three consecutive monthly test dates, Minimum Adjusted EBITDA shall no longer be tested under this Section 6.2.

Measurement Period	Minimum Adjusted EBITDA
April 1, 2016 to September 30, 2016	$-1,800,000
April 1, 2016 to December 31, 2016	$-2,700,000
April 1, 2016 to March 31, 2017	$-3,300,000
July 1, 2016 to June 30, 2017	$-2,400,000
October 1, 2016 to September 30, 2017	$-2,900,000
January 1, 2017 to December 31, 2017	$-1,900,000
April 1, 2017 to March 31, 2018	$-1,100,000
July 1, 2017 to June 30, 2018	$0
October 1, 2017 to September 30, 2018	$700,000
January 1, 2018 to December 31, 2018	$1,400,000

(e)         Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Fixed Charge Coverage Ratio. Commencing August 31, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any month, permit the Fixed Charge Coverage Ratio for the period of trailing twelve months most recently ended on or prior to such date to be less than 1.00x; provided, however, that until such time that the Fixed Charge Coverage Ratio for the period of trailing twelve months most recently ended on or prior to such date does exceed 1.00x for three consecutive monthly test dates, compliance shall not be required with respect to the Fixed Charge Coverage Ratio financial covenant in this Section 6.3 but such financial covenant shall still be tested as of the end of each month.

(f)         Section 6.4 is hereby amended and restated in its entirety as follows:

Minimum Liquidity. Commencing January 1, 2017 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall at all times, as tested as of the end of any month, have Minimum Liquidity for the test date during the applicable period equal to or in excess of than the amount set forth in the table below opposite such applicable period:

Applicable Period	Minimum Liquidity
January 1, 2017 to March 31, 2017	$500,000
April 1, 2017 to June 30, 2017	$1,000,000
July 1, 2017 and all times thereafter	$1,500,000

Without limiting any other rights of the Agent hereunder to institute reserves, including, but not limited to, Section 2.1(b)(i), Agent shall at any time be permitted in its sole discretion to cause all or any portion of the Minimum Liquidity requirement to be effected as an immediate reserve against the Borrowing Base.

(g)         Exhibit B to the Credit Agreement containing a Form of Compliance Certificate is hereby amended and restated as set forth on Exhibit B attached to and made a part of this Amendment.

3.          Confirmation of Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct with respect to such Borrower as of the date hereof, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

4.          Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower, and is enforceable against each Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.          Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, Borrower shall pay to Agent a modification fee equal to Fifty Thousand and No/100 Dollars ($50,000.00). Furthermore, Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 8 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

6.          Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)          Borrowers shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Borrower;

(b)          all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(c)          Borrowers shall have delivered to Agent evidence that any Subordinated Debt of the Borrowers that has financial covenants shall have been amended to match the financial covenants found in this Amendment and include no additional financial covenants;

(d)          Agent shall have received from Borrowers of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

7.          Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

8.          No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Except as expressly provided herein, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.          Affirmation. Except as specifically amended and waived pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10.        Miscellaneous.

(a)        Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Except as specifically amended and waived above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)          Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)          Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)          Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

(Signature Page to Amendment No. 10 to Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING X TRUST, a Delaware
statutory trust, as successor-by-assignment from
MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST, a Delaware
statutory trust, as successor-by-assignment from
MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

(Signature Page to Amendment No. 10 to Credit and Security Agreement)

BORROWERS:			TWINLAB CONSOLIDATION CORPORATION

			By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel
Title: Chief Executive Officer

TWINLAB CONSOLIDATED HOLDINGS, INC.			TWINLAB HOLDINGS, INC.

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Chief Executive Officer			Title: Chief Executive Officer

TWINLAB CORPORATION			ISI BRANDS INC.

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Chief Executive Officer			Title: Chief Executive Officer

NUTRASCIENCE LABS, INC.			NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Chief Executive Officer			Title: Chief Executive Officer

ORGANIC HOLDINGS LLC			RESERVE LIFE ORGANICS, LLC

By:	/s/ Naomi Whittel	(Seal)	By ORGANIC HOLDINGS LLC,
Name: Naomi Whittel			its sole Member
Title: Sole Manager
			By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel
Title: Sole Manager

(Signature Page to Amendment No. 10 to Credit and Security Agreement)

RESVITALE, LLC			RE-BODY, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Sole Manager			Title: Sole Manager

INNOVITAMIN ORGANICS, LLC			ORGANICS MANAGEMENT LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Sole Manager			Title: Sole Manager

COCOAWELL, LLC			FEMBODY, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Sole Manager			Title: Sole Manager

RESERVE LIFE NUTRITION, L.L.C.			INNOVITA SPECIALTY DISTRIBUTION, LLC

By ORGANIC HOLDINGS LLC,			By ORGANIC HOLDINGS LLC,
its sole Member			its sole Member

By:	/s/ Naomi Whittel	(Seal)	By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel			Name: Naomi Whittel
Title: Sole Manager			Title: Sole Manager

JOIE ESSANCE, LLC

By ORGANIC HOLDINGS LLC,
its sole Member

By:	/s/ Naomi Whittel	(Seal)
Name: Naomi Whittel
Title: Sole Manager

Exhibit B to Credit Agreement (FORM OF Compliance Certificate)

COMPLIANCE CERTIFICATE

This Compliance Certificate is given by _____________________, a Responsible Officer of TWINLAB CONSOLIDATION CORPORATION (the “Borrower Representative”), pursuant to that certain Credit and Security Agreement dated as of January 22, 2015 among the Borrower Representative, TWINLAB CONSOLIDATED HOLDINGS, INC., TWINLAB HOLDINGS, INC., ISI BRANDS INC., TWINLAB CORPORATION, NUTRASCIENCE LABS, INC.(formerly known as TCC CM Subco I, Inc.), NUTRASCIENCE LABS IP CORPORATION (formerly known as TCC CM Subco II, Inc.), ORGANIC HOLDINGS LLC, RESERVE LIFE ORGANICS, LLC, RESVITALE, LLC, RE-BODY, LLC, INNOVITAMIN ORGANICS, LLC, ORGANICS MANAGEMENT LLC, COCOAWELL, LLC, FEMBODY, LLC, RESERVE LIFE NUTRITION, L.L.C., INNOVITA SPECIALTY DISTRIBUTION, LLC, JOIE ESSANCE, LLC and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), MidCap Funding X Trust (as successor by assignment from MidCap Financial Trust), individually as a Lender and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

(a)          the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b)          I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(c)          except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers and Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which any Borrower or Guarantor conduct business;

(d)          except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of (i) any federal or state tax liens having been filed against any Borrower, Guarantor or any Collateral or (ii) any failure of any Borrower or Guarantors to make required payments of withholding or other tax obligations of any Borrower or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.

(e)          Schedule 5.14 to the Credit Agreement contains a complete and accurate statement of all deposit accounts and investment accounts maintained by Borrowers and Guarantors;

(f)          except as noted on Schedule 4 attached hereto and Schedule 3.6 to the Credit Agreement, the undersigned has no knowledge of any current, pending or threatened: (i) litigation against any Borrower or Guarantor; (ii)         inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower or Guarantor; or (iii) any default by any Borrower or Guarantor under any Material Contract to which it is a party.

(g)          except as noted on Schedule 5 attached hereto, no Borrower or Guarantor has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Agent on Schedule 3.17 to the Credit Agreement or any Schedule 5 to any previous Compliance Certificate delivered by the Company to Agent.

(j)          except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Agent on any Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Agent.

(k)          except as noted on Schedule 7 attached hereto, no Borrower or Guarantor is aware of any commercial tort claim that has not previously been reported to Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Agent.

(l)          Borrowers and Guarantors (if any) are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been made: [See attached worksheets]. Such calculations and the certifications contained therein are true, correct and complete.

The foregoing certifications and computations are made as of ________________, 201__ (end of month) and as of _____________, 201__.

Sincerely,

TWINLAB CONSOLIDATION CORPORATION

By:
Name:
Title:

Adjusted EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable period is calculated as follows, in each case, determined on a consolidated basis in accordance with GAAP:

Net Income for the period of the Borrowers, being the consolidated net income (or loss) of the Borrowers and their Subsidiaries for the period in question, after giving effect to deduction for provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided, however, that for purposes of calculating Net Income, there shall be excluded and no effect shall be given to (a) one-time extraordinary income items, as determined in accordance with GAAP, and (b) any Net Income attributable to any Subsidiary to the extent that any Borrower (or any Subsidiary through which such Borrower owns the subject Subsidiary) is prohibited (bylaw, contract minority ownership rights or otherwise) from receiving a distribution of such Net Income from such Subsidiary:	$

Minus: Any extraordinary gains, interest income, non-operating income, non-cash income and income tax benefits and decreases in any change in LIFO or any other inventory reserves for the period	$

Plus: non-cash extraordinary losses (including non-cash expenses with respect to stock option and stock based employee compensation programs), Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for the period	$

EBITDA for the Defined Period:	$

Plus: any expenses relating to Acquisitions through the end of Fiscal Year 2015, plus severance payments and other costs relating to permanent headcount reductions, all as determined by GAAP, plus a one-time addback for a non-recurring lease payment to be made in order to terminate the Florida Lease of up to $2,000,000, which termination of the Florida Lease will be on terms and conditions satisfactory to the Agent.

$

Adjusted EBITDA for the Defined Period	$

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charge Coverage Ratio for the applicable period is calculated as the ratio of:

Adjusted EBITDA for the period (calculated pursuant to the Adjusted EBITDA Worksheet)	$

Plus: cash received during such period for Equity Interests so long as such cash is used as working capital and such cash is not received more than two times in any trailing-twelve-months period	$

Minus: Capital Expenditures not financed by the seller of the capital asset or by a third party lender made (to the extent not already incurred in a prior period) or incurred during such period	$

Minus: cash taxes paid during such period, to the extent greater than zero	$

Minus: Permitted Distributions under clause (d) of the definition of that term	$

Total for the period:	$

To

Fixed Charges for the applicable period, which is calculated with respect to the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, as follows:

Cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense),	$

Plus: principal payments paid in cash in respect of Debt paid during such period, including cash payments with respect to Capital Leases, but excluding principal payments made on the Revolving Loans	$

Plus: all Permitted Distributions (other than Permitted Distributions under clause (d) of the definition of that term) and other distributions paid in cash during such period	$

Fixed Charges for the applicable period:	$

Ratio:

Minimum Liquidity Worksheet (Attachment to Compliance Certificate)

Revolving Loan Availability plus cash and cash equivalents that are (a) owned by any Borrower, and (b) not subject to any Lien other than a Lien in favor of Agent, excluding, however, any cash and cash equivalents in a specified amount pledged to or held by Agent to secure a specified Obligation in that amount.	$

Covenant Compliance:

Minimum Adjusted EBIDTA	$

Minimum Fixed Charge Coverage Ratio for the period		___ to 1.0

Minimum Liquidity	$

In Compliance		Yes/No